UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 1, 2006

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 1.01	Entry into a Material Definitive Agreement

Effective July 1, 2006, Multiband Corporation (the Company) acquired the video assets and rights of entry of Extreme Video
Enterprise, LLC of Cincinnati, Ohio. for a total purchase price of $578,125. The assets included 5,567 homes under rights of entry and 928 subscribers. 162,500 shares of restricted common stock valued at $1.00 Per share were issued to the Seller as part of the consideration for the Purchase. The balance of the purchase is to be paid in 48 equal payments from Buyer to Seller.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006	Multiband Corporation

By James L. Mandel
James L. Mandel
Chief Executive Officer